                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement    |_|  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PANAVISION INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
     |X|  No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     --------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------
     (5)  Total fee paid:

     --------------------------------------------------------------------------
     |_|  Fee paid previously with preliminary materials.

     --------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
     --------------------------------------------------------------------------
     (1)  Amount Previously Paid:

     --------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------
     (3)  Filing Party:

     --------------------------------------------------------------------------
     (4)  Date Filed:

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



                                 PANAVISION INC.
                               6219 DE SOTO AVENUE
                        WOODLAND HILLS, CALIFORNIA 91367
                                TEL: 818-316-1000




                                 March 31, 1999


To Our Stockholders:


         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Panavision Inc. to be held at the Hotel Plaza Athenee, 37 East 64th Street, New York, New York, on Thursday, May 27, 1999, at 10:00 a.m. local time.

         The business of the meeting will be to elect directors, ratify the selection of independent auditors for 1999 and approve the stock option and executive incentive compensation plans. Information on each of these matters can be found in the accompanying Proxy Statement.

         While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. If you desire to vote in accordance with management's recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope as soon as conveniently possible.


                                                     Sincerely,



                                                     John S. Farrand
                                                     President and Chief
                                                       Executive Officer

                                 PANAVISION INC.
                               6219 DE SOTO AVENUE
                        WOODLAND HILLS, CALIFORNIA 91367
                                TEL: 818-316-1000




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Panavision Inc.:

         Notice is hereby given that the 1999 Annual Meeting of Stockholders of Panavision Inc., a Delaware corporation (the "Company"), will be held on the 27th day of May 1999 at 10:00 a.m., local time, at the Hotel Plaza Athenee, 37 East 64th Street, New York, New York, for the following purposes:

         1. To elect the nominees for the Board of Directors of the Company to serve until the next annual meeting and until such directors' successors are duly elected and shall have qualified.

         2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1999.

         3.    To approve the adoption of the Company's 1999 Stock Option Plan.

         4. To approve the adoption of the Company's Executive Incentive Compensation Plan.

         5. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

         A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 29, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be located at the offices of the Company at 6219 De Soto Avenue, Woodland Hills, California 91367, at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

         To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Since proxies may be revoked at any time, any stockholder attending the Annual Meeting may vote in person even if that stockholder has returned a proxy.


                                             By Order of the Board of Directors


                                             PANAVISION INC.

MARCH 31, 1999
















        PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN
             IT IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR
                SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                                 PANAVISION INC.

                      ------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1999

                      ------------------------------------



         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Panavision Inc., a Delaware corporation (the "Company"), of proxies to be voted at the 1999 Annual Meeting of Stockholders to be held on the 27th day of May 1999 at 10:00 a.m., local time, at the Hotel Plaza Athenee, 37 East 64th Street, New York, New York, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about March 31, 1999.

         At the Annual Meeting, the Company's stockholders will be asked: (1) to elect the nominees for the Board of Directors of the Company until the Company's next annual meeting and until such directors' successors are duly elected and shall have qualified: Ronald O. Perelman, John S. Farrand, Howard Gittis, James
R. Maher, Joseph P. Page, Martin D. Payson, William C. Scott and Kenneth Ziffren; (2) to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1999; (3) to approve the adoption of the Company's 1999 Stock Option Plan (the "1999 Stock Option Plan"); (4) to approve the adoption of the Company's Executive Incentive Compensation Plan (the "Executive Incentive Compensation Plan") and (5) to transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

         The principal executive offices of the Company are located at 6219 De Soto Avenue, Woodland Hills, California 91367 and the telephone number is 818-316-1000.

SOLICITATION AND VOTING OF PROXIES; REVOCATION

         All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election of the nominees for the Board of Directors of the Company identified in this Proxy Statement, FOR the ratification of Ernst & Young LLP as the Company's auditors, FOR the approval of the adoption of the 1999 Stock Option Plan and FOR the approval of the adoption of the Executive Incentive Compensation Plan. The submission of a signed proxy will not affect a stockholder's right to attend, or vote in person at, the Annual Meeting. Any stockholder may revoke his or her proxy at any time before it is voted by written notice to such effect received by the Company at 6219 De Soto Avenue, Woodland Hills, California 91367, Attention: Secretary, by delivery of a subsequently dated proxy or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

         The accompanying form of proxy is being solicited on behalf of the Board of Directors. The solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will bear the costs incurred in connection with the solicitation of proxies and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners.

RECORD DATE; OUTSTANDING SHARES; VOTING AT THE ANNUAL MEETING

         Only holders of record of the Company's common stock, par value $0.01 (the "Common Stock"), at the close of business on March 29, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding 8,055,619 shares of Common Stock, each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Any stockholder present (including broker non-votes) at the Annual Meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists. With respect to all matters considered at the Annual Meeting (other than the election of directors), an abstention (or broker non-vote) has the same effect as a vote against the proposal. Abstentions from voting on the election of directors (including broker non-votes) will have no effect on the outcome of the vote.

         The affirmative vote of a plurality of the votes cast is required to elect the nominees for the Board of Directors of the Company. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy is required to ratify the selection of Ernst & Young LLP and to approve the adoption of the 1999 Stock Option Plan and the Executive Incentive Compensation Plan.

         PX Holding Corporation ("PX Holding"), which beneficially owns 7,310,239 shares or 90.75% of the outstanding Common Stock as of the Record Date, has informed the Company of its intention to vote its shares of Common Stock FOR each of the matters to be acted on at the Annual Meeting (collectively, the "Proposals"). Accordingly, the affirmative vote of PX Holding is sufficient, without the concurring vote of any other stockholder of the Company, to approve each of the Proposals to be considered at the Annual Meeting. PX Holding is wholly owned by Mafco Holdings Inc. ("Mafco Holdings"), the sole stockholder of which is Ronald O. Perelman, Chairman of the Board of Directors of the Company.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         All of the Company's directors will be elected at the Annual Meeting to serve until the next succeeding Annual Meeting of stockholders and until their successors are duly elected and shall have qualified. All of the nominees listed herein are currently members of the Board of

Directors and, except as herein stated, the proxies solicited hereby will be voted FOR the election of the nominees listed herein. All nominees, if elected, are expected to serve until the next succeeding Annual Meeting. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Under applicable Delaware law, in tabulating the vote, abstentions from voting on the election of directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

         The Board of Directors has been informed that all persons listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.


DIRECTOR NOMINEES

         The name, age (as of March 31, 1999), principal occupation, selected biographical information and period of service as a director of the Company of each director nominee is set forth hereafter.

         RONALD O. PERELMAN (56) has been Chairman of the Board of Directors and a director of the Company since 1998 and has been Chairman of the Board of Directors and Chief Executive Officer of Mafco Holdings and MacAndrews & Forbes Holdings Inc. (together with Mafco Holdings, "MacAndrews & Forbes"), diversified holding companies, and various affiliates since 1980. Mr. Perelman also is Chairman of the Executive Committee of the Board of M & F Worldwide Corp. ("M & F Worldwide") and Chairman of the Board of Meridian Sports Incorporated ("Meridian"), Revlon Consumer Products Corporation ("Revlon Products") and Revlon, Inc. ("Revlon"). Mr. Perelman is a director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"): Golden State Bancorp Inc., Golden State Holdings Inc., Meridian, M & F Worldwide, Revlon Products, Revlon, and REV Holdings Inc. ("REV Holdings"). (On December 27, 1996, Marvel Entertainment Group Inc., Marvel Holdings Inc., Marvel (Parent) Holdings Inc. and Marvel III Holdings Inc., of which Mr. Perelman was a director on such date, and several of their subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

         JOHN S. FARRAND (54) has been the President and Chief Executive Officer of the Company since January 1999 and was President and Chief Operating Officer of the Company from 1985 to 1998. He has been a director of the Company since 1996. From 1980 to 1985, Mr. Farrand was employed by Warner Communications Inc. in several senior executive positions. He was President of their Atari Coin-Operated Games Division and subsequently was appointed President and Chief Operating Officer of Atari Holdings, Inc. Prior to 1980, Mr. Farrand spent 14 years with Music Hire Group Limited, a U.K. company specializing in coin-operated music systems (juke boxes), and from 1973 to 1980 served as Managing Director. Mr. Farrand is a member of the Academy of Motion Picture Arts and Sciences, a member of the Society of Motion Picture and Television Engineers and an associate member of the American Society of Cinematographers.

         HOWARD GITTIS (65) has been a director of the Company since 1998. Mr. Gittis has been a director, Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes and various affiliates since 1985. Mr. Gittis is a director of the following corporations which file reports pursuant to the Exchange Act:
Golden State Bancorp Inc., Golden State Holdings Inc., Jones Apparel Group, Inc., Loral Space & Communications Ltd., M & F Worldwide, Revlon Products, Revlon, REV Holdings, Rutherford-Moran Oil Corporation and Sunbeam Corporation.

         JAMES R. MAHER (49) has been a director of the Company since 1998. Mr. Maher has held executive positions with MacAndrews & Forbes and various affiliates since 1995 and has been a director and President since 1998. Mr. Maher was Chairman of the Board of Laboratory Corporation of America Holdings ("Lab Corp."), a clinical laboratory company, from 1995 to 1996 and was President and Chief Executive Officer of National Health Laboratories Holdings Inc., a clinical laboratory company and a predecessor to Lab Corp, from 1992 to 1995. Mr. Maher was Vice Chairman of First Boston Corporation, an investment bank, from 1990 to 1992 and a Managing Director of First Boston Corporation from 1982 to 1990. Mr. Maher is a director of the following corporations which file reports pursuant to the Exchange Act: First Brands Corporation and M & F Worldwide Corp.

         JOSEPH P. PAGE (45) has been a director of the Company since 1998. He has been President and Chief Executive Officer of PX Holding since 1998 and has held other executive positions with MacAndrews & Forbes and various affiliates since 1993. Mr. Page was Executive Vice President and Chief Financial Officer of The Coleman Company, Inc. from 1997 to 1998 and was Executive Vice President and Chief Financial Officer of New World Communications Group Incorporated from 1994 to 1997. Prior to that, Mr. Page was a partner in the accounting firm of Price Waterhouse for more than five years.

         MARTIN D. PAYSON (63) has been a director of the Company since 1996. He was Vice Chairman and a director of Time Warner Inc., an entertainment company, from 1990 through 1992 when he retired. Prior to 1990, Mr. Payson was President and General Counsel of Warner Communications Inc. Mr. Payson is a director of the following corporations which file reports pursuant to the Exchange Act:
Delta Financial Corp., Global Decisions Group, LLC and Meridian.

         WILLIAM C. SCOTT (64) was Chairman and Chief Executive Officer of the Company, including its predecessors in business, from 1988 to 1998. From 1972 until 1987, Mr. Scott was President and Chief Operating Officer of Western Pacific Industries Inc. Prior to 1972, Mr. Scott was a Group Vice President of Cordura Corporation (a business information company) for three years, a Vice President of Booz Allen & Hamilton Inc. (management consulting firm) for five years and an owner/operator of several small businesses for eight years. Mr. Scott is a director of the following corporation which files reports pursuant to the Exchange Act: Edison Control Corporation.

         KENNETH ZIFFREN (58) has been a partner with the law firm of Ziffren, Brittenham, Branca & Fischer since 1979. Mr. Ziffren is a director of the following corporation which files reports pursuant to the Exchange Act: City National Corp.


BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors has an Executive Committee, an Audit Committee and a Compensation and Stock Option Committee (the "Compensation Committee"); it does not have a Nominating Committee.

         The Executive Committee consists of Messrs. Perelman, Gittis, Maher and Scott. The Executive Committee may exercise all of the powers and authority of the Board of Directors, except as otherwise provided under the Delaware General Corporation Law. The Audit Committee, consisting of Messrs. Payson and Ziffren, makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors. The Compensation Committee, consisting of Messrs. Gittis, Maher and Ziffren, makes recommendations to the Board of Directors regarding compensation, benefits and incentive arrangements for officers and other key managerial employees of the Company. The Compensation Committee considers and grants awards of options to purchase shares of Common Stock pursuant to the Company's stock option plans as from time to time in effect and approves participation in the Executive Incentive Compensation Plan.

         During 1998, the Board of Directors held three meetings and acted three times by unanimous written consent; the Audit Committee held two meetings and acted once by unanimous written consent; and the Executive Committee and the Compensation Committee each acted once by unanimous written consent.

COMPENSATION OF DIRECTORS

         Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates are paid an annual $20,000 retainer fee, payable in quarterly installments, plus reasonable out-of-pocket expenses and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof they attend.

         Mr. Scott has a consulting agreement with the Company for a four year term ending on December 31, 2002, pursuant to which he has agreed to consult with management of the Company concerning its business generally and growth opportunities. The agreement calls for Mr. Scott to devote up to 20 hours per month to such services. Mr. Scott will be paid a fee of $150,000 per year and the Company will pay all of the expenses associated with an office and secretarial assistance for Mr. Scott.

EXECUTIVE OFFICERS

         The following table sets forth as of the date hereof the executive officers of the Company.

NAME                                            POSITION
----                                            --------
Ronald O. Perelman             Chairman of the Board
John S. Farrand                President and Chief Executive Officer
Joseph P. Page                 Vice Chairman, Chief Administrative Officer and
                               Acting Chief Financial Officer
Barry F. Schwartz              Executive Vice President and General Counsel
Christopher M.R. Phillips      Vice President-Finance and Secretary


         For biographical information about Messrs. Perelman, Page and Farrand, see "Director Nominees."

         BARRY F. SCHWARTZ has been Executive Vice President and General Counsel of the Company since 1998. He has been Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates since 1993 and was Senior Vice President from 1989 to 1992. (On December 27, 1996, Marvel Holdings Inc., Marvel (Parent) Holdings Inc., Marvel III Holdings Inc., of which Mr. Schwartz was an executive officer on such date, and several of their subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

         CHRISTOPHER M.R. PHILLIPS has been Vice President-Finance of the Company since 1998 and Secretary since 1996; he served as Controller of the company from 1993 to 1998. He was the controller for the domestic operations of the Company from 1989 to 1993 and the assistant controller for the domestic operations of the Company from 1986 to 1989. Mr. Phillips has resigned effective March 31, 1999

EXECUTIVE COMPENSATION

         The compensation paid by the Company for services during each of the years ended December 31, 1996, 1997 and 1998 to its Chief Executive Officer and each of the Company's four most highly compensated executive officers was as follows:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-
                                                                                                TERM
                                                                                               COMPEN-
                                                                                                SATION
                                                        ANNUAL COMPENSATION                     AWARDS
                                         ------------------------------------------------------------------------------------
                                                                                              Number of
                                                                                              Securities
                                                                                              Underlying          All
                                                                                Other          Options/          Other
Name and                                                                     Annual Com-         SARs           Compen-
Principal Position                Year      Salary ($)(a)    Bonus ($)(b)   pensation ($)        (#)         sation ($)(c)
------------------                ----      -------------    ------------   -------------        ---         -------------
John S. Farrand (d)               1998        $646,298            --           $10,200            --            $9,709
President and Chief Executive     1997         600,000         $300,000         10,200            --             9,330
Officer                           1996         600,000          359,400         64,363         726,812           9,017

William C. Scott (e)              1998         800,000            --             --               --            12,640
President and Chief Executive     1997         800,000          400,000          --               --            12,752
Officer                           1996         800,000          400,000          --            576,681          11,510

Joseph P. Page (f)                1998         100,000            --             --               --              --
Vice Chairman, Chief Admin-
istrative Officer and acting
Chief Financial Officer

Christopher M.R. Phillips         1998         132,692           53,000          --               --             6,417
Vice President-Finance and        1997         111,058           51,577          --               --             7,507
Secretary                         1996          99,615           24,904          --             43,076           6,764

Jeffrey J. Marcketta (g)          1998         237,500            --             7,000            --             8,207
Executive Vice President and      1997         240,423          180,317          8,400            --             7,980
Chief Financial Officer           1996         228,846          201,335         35,481         224,314           7,734

----------------------

(a)      Includes salary paid or accrued during year indicated.

(b) Includes bonus accrued during the applicable year. Bonuses are paid pursuant to the Executive Incentive Compensation Plan. Mr. Farrand's and Mr. Marcketta's 1996 bonus also reflects the issuance of shares of Panavision Common Stock (the "1996 Recapitalization Stock") at the time of the Company's 1996 Recapitalization, which shares at such time had a fair market value of $59,400 and $29,700, respectively.

(c) The amounts reported include payments for life insurance premiums and matching contributions by the Company under its 401(k) plan.

(d) Mr. Farrand served as President and Chief Operating Officer through December 31, 1998. He was elected President and Chief Executive Officer effective January 1, 1999. The amount shown for Mr. Farrand for 1996 as Other Annual Compensation consists of auto allowance and tax reimbursement payments relating to the 1996 Recapitalization Stock.

(e) Mr. Scott served as President and Chief Executive Officer through December 31, 1998.

(f)      Mr. Page was elected to these offices effective November 20, 1998.

(g) Mr. Marcketta served as Executive Vice President and Chief Financial Officer through September 30, 1998. The amount shown for Mr. Marcketta for 1996 as Other Annual Compensation consists of auto allowance and tax reimbursement payments relating to the 1996 Recapitalization Stock


STOCK OPTION TRANSACTIONS IN 1998

         During 1998 there were no grants of options to executive officers named in the summary compensation table.

                     AGGREGATED OPTION/SAR EXERCISES IN 1998
                       AND YEAR END 1998 OPTION/SAR VALUES

         The following chart shows, for 1998, the number of stock options exercised and the 1998 year-end value of the options held by the executive officers named in the Summary Compensation Table:

                                                                     Number of
                                                                     Securities          Value of
                                                                     Underlying         Unexercised
                                                                     Unexercised       In-the-Money
                                                                    Options/SARs      Options/SARs at
                                   Shares                          at Year End (#)     Year End ($)
                                Acquired on          Value          Exercisable/       Exercisable/
Name                          Exercise (#)(a)    Realized ($)(a)   Unexercisable      Unexercisable
----                          ---------------    ---------------   -------------      -------------
John S Farrand                     306,812         $7,909,613           -0-                 -0-
William C. Scott                   366,681          9,453,036           -0-                 -0-
Joseph P. Page                       --                 --              -0-                 -0-
Christopher M.R. Phillips           43,076            731,779           -0-                 -0-
Jeffrey J. Marcketta               119,314          3,075,915           -0-                 -0-
---------------------

(a) At the time of the consummation of the recapitalization of Panavision (June 4, 1998), all options held by the officers of Panavision were cancelled in exchange for a cash payment equal to the number of shares subject to the option, multiplied by $25.78 (except for Mr. Phillips, whose options were cancelled in exchange for (i) a cash payment equal to 19,076 of the shares subject to his option, multiplied by $25.78 and
         (ii) a cash payment equal to 24,000 of the shares to his option, multiplied by $10.00).

                     COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is comprised of Messrs. Gittis, Maher and Ziffren. The Committee's duties include determination of the Company's compensation and benefit policies and practices for executive officers and key managerial employees. In accordance with rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. The Committee has prepared the following report for inclusion in this Proxy Statement.

         COMPENSATION PHILOSOPHY. The Company's compensation program is designed to attract, reward and retain highly qualified executives and to encourage the achievement of business objectives and superior corporate performance. The program seeks to assure the Board of Directors and stockholders that (1) the achievement of the overall goals and objectives of the Company can be supported by adopting an appropriate executive compensation policy and implementing it through an effective total compensation program and (2) the total compensation program and practices of the Company are designed with full consideration of all accounting, tax, securities law and other regulatory requirements.

         The Company's executive compensation program consists of two key elements: (1) an annual compensation component composed of base salary and bonus, and (2) a long-term compensation component composed of equity-based awards pursuant to the Company's stock option plans as from time to time in effect.

         ANNUAL COMPENSATION. Base salaries are determined by considering the responsibilities associated with the position being evaluated and the individual's overall level of experience. In addition, the compensation of the Chief Executive Officer determined by the Compensation Committee was subject to the terms of Mr. Scott's employment agreement. Annual salary adjustments will be determined by giving consideration to the Company's performance and the individual's contribution to that performance. Mr. Scott's salary was not increased in 1998.

         Bonuses are paid pursuant to the Executive Incentive Compensation Plan, in which the Chief Executive Officer and other employees selected by the Compensation Committee are eligible to participate. The plan allows participants to earn bonuses up to a stated percentage of their base salary. The bonuses are paid in part based on the Company's achievement of operating results, and in part based on achievement of individual goals established for the participant. Mr.Scott did not receive a bonus for 1998.

         LONG-TERM COMPENSATION. In order to align stockholder and executive officer interests, the long-term component of the Company's executive compensation program utilizes equity-based awards whose value is directly related to the value of the Common Stock. These equity-based awards are granted by the Compensation Committee pursuant to the Company's stock option plans as from time to time in effect. Individuals to whom equity-based awards are to be granted and the amount of Common Stock related to equity-based awards are determined solely at the discretion of the Compensation Committee. Because individual equity-based award levels are based on a subjective evaluation of each individual's overall past and expected future contribution, no specific formula is used to determine such awards for any executive.

         TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deductibility of compensation in excess of $1 million paid to certain members of senior management, unless the payments are made under a performance-based plan as defined in Section 162(m). The Company's general policy is to structure its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. All compensation realized on the exercise of stock options granted pursuant to the Company's stock option plans as from time to time in effect is intended to be exempt from the application of Section 162(m). While the Company currently intends to pursue a strategy of maximizing deductibility of senior management compensation, it also believes it is important to maintain the flexibility to take actions it considers to be in the best interests of the Company and its stockholders, which may be based on considerations in addition to Section 162(m).


                                    The Compensation and Stock Option Committee


                                                Howard Gittis
                                                James R. Maher
                                                Kenneth Ziffren

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Gittis, Maher and Ziffren, none of whom is an officer or employee of the Company or any of its subsidiaries.

EMPLOYMENT ARRANGEMENTS

         Mr. Farrand has an employment agreement with the Company which provides for his employment as President and Chief Executive Officer for a stated term commencing January 1, 1999 and ending December 31, 2001. The Company may give notice of non-renewal at any time on or after December 31, 1999 and the term of employment will end 24 months after the last day of the month in which such notice is given. The agreement provides for a base salary of not less than $800,000 in 1999, $900,000 in 2000 and $1,000,000 in 2001 and thereafter. The agreement also provides for participation by Mr. Farrand in the Executive Incentive Compensation Plan and for Mr. Farrand to receive an award under the 1999 Stock Option Plan of non-qualified options to acquire 200,000 shares of the Company's Common Stock, half at an exercise price of $13.00 per share and half at $15.00 per share. Participation in the Executive Incentive Compensation Plan and the award of options are subject to approval by the stockholders of the Company of the respective plans and, further, to action by the Compensation Committee. In the event of Mr. Farrand's death, or termination of his employment agreement by the Company as a consequence of his being disabled and unable to perform his duties for more than six months, the agreement terminates except that Mr. Farrand's estate in the case of death or Mr. Farrand in the case of disability will continue to receive 60% of base salary for the balance of the term or 24 months, whichever is longer. If the Company terminates Mr. Farrand's employment other than for disability or cause (as defined in the agreement) or if Mr. Farrand quits as a consequence of a material breach of the agreement by the Company, for the balance of the term or 24 months, whichever is longer, Mr. Farrand will continue to receive base salary, incentive compensation prorated to the date of termination and at a rate equal to 50% of Base Salary thereafter, and fringe benefits, subject, however, to a duty on his part to mitigate damages by seeking other employment. If the Company terminates Mr. Farrand's employment for cause, or as a result of his materially breaching the agreement, the agreement provides that Mr. Farrand is to be paid through the date of termination only. Prior to 1999 Mr. Farrand had an employment agreement with the Company pursuant to which he was entitled to receive, upon termination of his employment by the Company (other than for cause or upon his death or disability), severance payments equal to the greater of (i) $600,000 or (ii) his annual base salary in effect at that time.

                  Mr. Page has an employment agreement with the Company which provides for his employment as Vice Chairman and Chief Administrative Officer for a stated term commencing January 1, 1999 and ending December 31, 2001. The Company may give notice of non-renewal at any time on or after December 31, 1999 and the term of employment will end 24 months after the last day of the month in which such notice is given. The agreement provides for a base salary of not less than $700,000 in 1999, $800,000 in 2000 and $900,000 in 2001 and thereafter. The agreement also provides for participation by Mr. Page in the Executive Incentive Compensation Plan and for Mr. Page to receive an award under the 1999 Stock Option Plan of non-qualified options to acquire 200,000 shares of the Company's common stock at an exercise price of $15.00 per share. Participation in the Executive Incentive Compensation Plan and the award of options are subject to approval by the stockholders of the Company of the respective plans and, further, to action by the Compensation Committee. In the event of Mr. Page's death, or termination of his employment agreement by the Company as a consequence of his being disabled and unable to perform his duties for more than six months, the agreement terminates except that Mr. Page's estate in the case of death or Mr. Page in the case of disability will continue to receive 60% of base salary for the balance of the term or 24 months, whichever is longer. If the Company terminates Mr. Page's employment other than for disability or cause (as defined in the agreement) or if Mr. Page quits as a consequence of a material breach of the agreement by the Company, for the balance of the term or 24 months, whichever is longer, Mr. Page will continue to receive base salary, incentive compensation pro-rated to the date of termination and at a rate equal to 50% of Base Salary thereafter, and fringe benefits, subject, however, to a duty on his part to mitigate damages by seeking other employment. If the Company terminates Mr. Page's employment for cause, or as a result of his materially breaching the agreement, the agreement provides that Mr. Page is to be paid through the date of termination only.

         Mr. Scott had an employment agreement with the Company pursuant to which Mr. Scott served as Chairman of the Board of Directors and Chief Executive Officer of the Company at an annual salary of $800,000, subject to annual increases as determined by the Company. The employment agreement provided that Mr. Scott would be granted bonuses pursuant to the Executive Incentive Compensation Plan and options pursuant to the Company's stock option plans as in effect from time to time. Mr. Scott's employment agreement was terminated effective June 4, 1998, although he continued in the employment of the Company on the same terms and conditions through December 31, 1998.

         Mr. Marcketta has a consulting agreement with the Company for a two year term ending on September 30, 2000, pursuant to which he has agreed to consult with management of the Company concerning its business generally and growth opportunities. The agreement calls for Mr. Marcketta to devote up to 40 hours per month to such services, for which he will be paid a fee of $245,600 in the first year and $20,000 in the second year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The New York Stock Exchange. Officers, directors and greater than ten percent owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file Forms 3, 4 or 5 for a specified fiscal year, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1998.

COMMON STOCK PERFORMANCE

         The Company's Common Stock commenced trading on The New York Stock Exchange on November 21, 1996. The graph set forth below presents a comparison of cumulative shareholder return through December 31, 1998, assuming reinvestment of dividends by an investor who invested $100 on November 21, 1996 in each of (i) the Common Stock, (ii) the S&P 500 Composite Index (the "S&P 500 Index") and (iii) the Russell 2000 Index.


                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                     COMPANY COMMON STOCK, THE S&P 500 INDEX
                           AND THE RUSSELL 2000 INDEX




                               [GRAPHIC OMMITTED]



Value of Initial $100 Investment    11/20/96    12/31/96    12/31/97    12/31/98
--------------------------------    --------    --------    --------    --------
Panavision Inc.                     $100.00     $122.06     $151.84     $72.79
S & P 500 Index                     100.00      98.02       130.72      168.08
Russell 2000 Index                  100.00      104.53      127.77      124.91

               PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

         The Audit Committee has selected, subject to ratification by the stockholders, Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending December 31, 1999. The ratification of the selection of Ernst & Young LLP will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the ratification of the auditors (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

         Ernst & Young LLP representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.



            PROPOSAL 3 - APPROVE THE ADOPTION OF THE PANAVISION INC.
                             1999 STOCK OPTION PLAN


         The Board of Directors, subject to the approval of the Company's stockholders, has adopted the 1999 Stock Option Plan. A maximum of 1,500,000 shares of Common Stock has been reserved for issuance under the 1999 Stock Option Plan, subject to equitable adjustment upon the occurrence of certain corporate events.

         The Board of Directors believes that stockholder approval of adoption of the 1999 Stock Option Plan is necessary to meet the Company's objectives of attracting, retaining and compensating key employees, directors and consultants of the Company and its incorporated and unincorporated subsidiaries. The principal features of the 1999 Stock Option Plan are described below. Although the Company believes that the following summary describes the material terms of the 1999 Stock Option Plan, such summary is qualified in its entirety by reference to the full text of the 1999 Stock Option Plan, a copy of which is attached as Annex A to this Proxy Statement and is incorporated herein by reference.

DESCRIPTION OF THE 1999 STOCK OPTION PLAN.

         Unless otherwise determined by the Board of Directors of the Company, the 1999 Stock Option Plan will be administered by the Compensation Committee, which must consist of two or more members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties hereunder, including the grant of stock options and appreciation rights with respect to common stock. The full Board also has the authority, in its discretion, to grant stock options and stock appreciation rights under the 1999 Stock Option Plan and to administer the 1999 Stock Option Plan. For purposes of this Proxy Statement, any entity which performs the duties described herein is referred to as the "Committee." The Committee has full authority, subject to the provisions of the 1999 Stock Option Plan, among other things, to determine the persons to whom options or stock appreciation rights will be granted, to determine the exercise price of the stock options and to prescribe, amend and rescind rules and regulations relating to the 1999 Stock Option Plan.

         Grants of stock options and stock appreciation rights (collectively, "Awards") may be made under the 1999 Stock Option Plan to selected employees, directors (including directors who are not employees) and consultants of the Company and its present or future affiliates, in the discretion of the Committee. Stock options may be either "incentive stock options," as such term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of a nonqualified stock option may be above, at or below the fair market value per share of Common Stock on the date of grant; the exercise price of an incentive stock option may not be less than the fair market value per share of Common Stock on the date of grant.

         Stock appreciation rights may be granted alone or in tandem with stock options. A stock appreciation right is a right to be paid an amount equal to the excess of the fair market value of a share of Common Stock on the date the stock appreciation right is exercised over either the price per share specified in the applicable Award agreement (in case of a free standing stock appreciation right) or the exercise price of the related stock option (in case of a tandem stock appreciation right), with payment to be made in cash, Common Stock, or both as specified in the Award agreement or determined by the Committee.

         No person may be granted stock options or stock appreciation rights under the 1999 Stock Option Plan in any calendar year representing an aggregate of more than 250,000 shares of Common Stock. Stock options and stock appreciation rights will become exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable Award agreement. The exercise period will be determined by the Committee; provided, however, that in the case of an incentive stock option, such exercise period may not exceed ten (10) years from the date of grant of such incentive stock option.

         Except to the extent the Committee provides otherwise, in the event that the employment of a grantee terminates (other than by reason of death or disability), all stock options and stock appreciation rights that are not exercisable at the time of such termination will terminate and all stock options and stock appreciation rights that are exercisable at the time of such termination may be exercised for a period of three months immediately following such termination (but in no case after the Awards expire in accordance with their terms). Except to the extent the Committee provides otherwise, in the event that the employment of a grantee terminates by reason of death or disability, all stock options and stock appreciation rights that are not exercisable at the time of such termination will terminate and all stock options and stock appreciation rights that are exercisable at the time of such termination may be exercised for a period of one year immediately following such termination (but in no case after the Awards expire in accordance with their terms).

         Except to the extent the Committee provides otherwise, Awards granted under the 1999 Stock Option Plan may not be transferable otherwise than by will or by the laws of descent and distribution. The 1999 Stock Option Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; provided that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the 1999 Stock Option Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of stockholders. In addition, no amendment may be made which adversely affects any of the rights of a grantee under any Award theretofore granted, without such grantee's consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

         The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to Awards under the 1999 Stock Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

         Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of a nonqualified stock option and the Company will not be entitled to a tax deduction with respect to the grant of a nonqualified stock option. Upon exercise, the excess of the fair market value of a share of Common Stock on the exercise date over the option exercise price will be taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such ordinary income.

         In the event of a sale of a share of Common Stock received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the requisite holding period for such Common Stock is met.

         Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an incentive stock option may, however, give rise to taxable compensation income to the optionee and a tax deduction to the Company, if the incentive stock option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within three months after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below. The amount by which the fair market value of the Common Stock on the exercise date of an incentive stock option exceeds the exercise price generally will increase the optionee's

"alternative minimum taxable income."

         A sale or exchange by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant will result in any difference between the net sale proceeds and the exercise price being treated as capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

         Exercise with Shares. If an optionee uses previously acquired shares of Common Stock to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares of Common Stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. In the case of an incentive stock option, if a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, such excess shares will have a zero basis in the hands of the holder. Where a nonqualified stock option is being exercised, the option holder will be required to include in gross income (and the Company will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares. Moreover, if the stock previously acquired by exercise of an incentive stock option is transferred in connection with the exercise of another option whether or not an incentive stock option, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing incentive stock option, then such transfer will be treated as a disqualifying disposition of the shares so transferred.

         Stock Appreciation Rights. The grant of stock appreciation rights has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the amount received (or the fair market value of the Common Stock received) is generally taxable as ordinary income, and the Company is entitled to a corresponding deduction. Upon the sale of the Company's Common Stock acquired by the exercise of stock appreciation rights, employees will recognize capital gain or loss (assuming such stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of such employees' ordinary income.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 1999 STOCK OPTION PLAN.



                    PROPOSAL 4 - ADOPTION OF PANAVISION INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN


         The Board of Directors, subject to the approval of the Company's stockholders, has adopted the Executive Incentive Compensation Plan. The Executive Incentive Compensation Plan is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Code.

         Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed as of the end of the corporation's tax year: the chief executive officer and the four other executive officers named in the summary compensation table of the corporation's proxy statement ("Covered Employees"). Compensation that qualifies as "performance-based" compensation is, however, exempt from the $1 million deductibility limitation. In order for compensation granted pursuant to the Executive Incentive Compensation Plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders in a separate vote prior to payment, and the compensation must be paid solely on account of the attainment of preestablished, objective performance goals.

         Stockholder approval of adoption of the Executive Incentive Compensation Plan is necessary to meet the requirements of Section 162(m) and to meet the Company's objectives of attracting, retaining and compensating key employees of the Company and its incorporated and unincorporated subsidiaries. The principal features of the Executive Incentive Compensation Plan are described below. Although the Company believes that the following summary describes the material terms of the Executive Incentive Compensation Plan, such summary is qualified in its entirety by reference to the full text of the Executive Incentive Compensation Plan, a copy of which is attached as Annex B to this Proxy Statement and is incorporated herein by reference.

DESCRIPTION OF THE PRINCIPAL FEATURES OF THE INCENTIVE PLAN.

         Purpose. The purpose of the Executive Incentive Compensation Plan is to attract, retain and compensate key employees of the Company and its incorporated and unincorporated subsidiaries who contribute materially to the management, growth and success of the business of the Company by their ability, creativity and diligence. An additional purpose of the Executive Incentive Compensation Plan is to serve as a qualified performance-based compensation program under
Section 162(m), in order to preserve the Company's tax deduction for compensation paid under the Executive Incentive Compensation Plan to Covered Employees.

         Administration. The Executive Incentive Compensation Plan is administered by the Compensation Committee, which consists solely of no fewer than the required number of "outside directors" within the meaning of Section 162(m).

         Eligibility. The Executive Incentive Compensation Plan provides that the Chief Executive Officer of the Company and any employee who is selected by the Compensation Committee is eligible to participate in the Executive Incentive Compensation Plan.

         Performance Goal Attainment Required for Award Payment. The Executive Incentive Compensation Plan provides for the payment of awards to participants if, and only to the extent that, performance goals established by the Compensation Committee are met with respect to the appropriate applicable one year performance period.

         Performance Goals. The Compensation Committee is to establish performance goals expressed in terms of the achievement of the Company's net income before taxes, determined in accordance with generally accepted accounting principles, and before taking into account interest expense, payments or accruals under the Executive Incentive Compensation Plan, amortization and depreciation charges, unrealized foreign exchange translation gains or losses, and excluding those extraordinary and nonrecurring of income and expense, if any, the exclusion of which is approved by the Compensation Committee ("EBDIT") or any increase or decrease in EBDIT over a specified period. With respect to participants who are not executive officers, performance goals may also include such objective or subjective performance goals as the Chief Executive Officer of the Company may, from time to time, establish. Performance goals may include a threshold level of performance below which no award payment will be made and levels of performance at which specified percentages of the target award will be paid, and may also include a maximum level of performance above which no additional award will be paid. The performance measure or measures and the performance goals established by the Compensation Committee with respect thereto may be different with respect to different one year performance periods and different goals may be applicable to different divisions or other operational segments.

         Awards. A participant's award with respect to each one year performance period will be paid in cash.

         Termination of Employment. Unless the Compensation Committee otherwise determines, a participant will receive the award only if the participant is employed by the Company on the last day of the applicable performance period.

         Limitation of Compensation Committee's Discretion. The amount of the award payable to a Covered Employee upon attainment of a performance goal cannot be increased by the Compensation Committee at its discretion and cannot exceed $2,500,000 with respect to any one year performance period. In addition, the total amount of awards payable to all Executive Incentive Compensation Plan participants with respect to any one year may not exceed 10% of the Company's EBDIT for such year.

         Compensation Committee Certification of Performance Goal Attainment. Before any awards for a particular one year performance period can be paid to Covered Employees, the Compensation Committee must certify that the performance goals and any other material terms were satisfied.

         Amendments to or Discontinuance of Executive Incentive Compensation Plan. The Board of Directors or the Compensation Committee may from time to time amend, suspend or discontinue the Executive Incentive Compensation Plan; provided, however, that no amendment that requires stockholder approval in order for the Executive Incentive Compensation Plan to continue to comply with Section 162(m) will be effective unless it receives the requisite stockholder approval. No amendment shall, however, affect adversely any of the rights of any participant under any award following the end of the applicable performance period.

         Benefits under the Plan. Inasmuch as benefits under the Executive Incentive Compensation Plan will be determined by the Compensation Committee and performance goal criteria may vary from year to year and from participant to participant, benefits to be paid under the Executive Incentive Compensation Plan are not determinable at this time.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

         The following table sets forth as of March 31, 1999 the total number of shares of Common Stock beneficially owned, and the percent so owned, by each director of the Company, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by the officers named in the summary compensation table and by all directors and officers as a group (excluding Mr. Marcketta). The number of shares owned are those "beneficially owned," as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.


                                             Amount and Nature
                                               of Beneficial         Percent of
                                                Ownership(a)            Class
                                             -----------------       ----------
Ronald O. Perelman (b)                            7,310,239            90.75%
35 East 62nd Street
New York, NY  10021

William C. Scott                                     49,217              *
John S. Farrand                                      33,412              *
Howard Gittis                                         5,000              *
James R. Maher                                            0              *
Joseph P. Page                                            0              *
Martin D. Payson                                      5,000              *
Christopher M.R. Phillips                                23              *
Kenneth Ziffren                                           0              *
All directors and executive officers              7,402,891            91.9%
  as a group (9 persons)

-----------------------
*      Less than 1%.

(a)    Includes Common Stock and options exercisable within 60 days.

(b) All of such shares of Common Stock are indirectly owned by Mr. Perelman through Mafco Holdings. The shares owned and shares of intermediate holding companies are or may from time to time be pledged to secure obligations of Mafco Holdings or its affiliates.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         RECAPITALIZATION AGREEMENT. On December 18, 1997, PX Holding, a wholly owned subsidiary of Mafco Holdings, PX Merger Corporation, a Delaware corporation and a wholly owned subsidiary of PX Holding ("PX Merger"), and the Company entered into an Agreement of Recapitalization and Merger (the "Recapitalization Agreement"), providing for the merger (the "Merger") of PX Merger with and into the Company, whereupon the separate existence of PX Merger would cease and the Company would continue as the surviving corporation.

         The Merger and the transactions contemplated thereby were consummated on June 4, 1998, at which time (i) PX Merger merged with and into the Company and (ii) PX Holding acquired 5,784,199 shares of Common Stock.

         After giving effect to the Merger, the members of the board of directors of the Company included Messrs. Perelman, Scott, Farrand, Gittis, Maher, Page, Payson and Ziffren.

         In connection with entering into the Recapitalization Agreement, Mafco Holdings, the Company and Warburg, Pincus Capital Company, L.P., a Delaware limited partnership ("Warburg") entered into the Voting and Stockholders Agreement, dated December 18, 1997, as amended and restated on April 16, 1998 (the "Stockholders Agreement"). Pursuant to the terms of the Stockholders Agreement, Warburg agreed to vote the shares of Common Stock then owned by it in favor of the Merger and also granted certain officers of Mafco Holdings an irrevocable proxy with respect to such shares of Common Stock. Pursuant to the Stockholders Agreement, after giving effect to the Merger, Mafco Holdings had an option to purchase at $30.00 per share of Common Stock, 1,526,040 shares of Common Stock (the "Warburg Shares") from Warburg and Warburg had an option to sell at $25.00 per share of Common Stock, the Warburg Shares. Each such option was exercisable in whole, but not in part, during the period beginning June 4, 1999 and ending June 4, 2000. On February 1, 1999, PX Holding and Warburg entered into a stock purchase agreement, pursuant to which (i) the provisions of the Stockholders Agreement relating to the options in favor of Mafco and Warburg, respectively, were terminated and (ii) PX Holding agreed to purchase and Warburg agreed to sell the Warburg Shares at a price of $23.34 per share for an aggregate price of approximately $35.6 million. The transaction closed on February 1, 1999.

         Concurrently with the Merger, (i) the certificate of incorporation of the Company was amended and restated in accordance with the terms of the Recapitalization Agreement and (ii) the bylaws of PX Merger as in effect at the effective time of the Merger became the bylaws of the Company.

         REGISTRATION RIGHTS AGREEMENT. Following the Merger pursuant to the Recapitalization

Agreement, the Company and PX Holding entered into a Registration Rights Agreement dated as of June 5, 1998 (the "Registration Rights Agreement") pursuant to which PX Holding and certain transferees of Common Stock held by PX Holding (the "Holders") have the right to require the Company to register all or part of the Common Stock owned by such Holders under the Securities Act of 1933 (a "Demand Registration"). The Company may postpone giving effect to a Demand Registration for up to a period of 30 days if the Company believes such registration might have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or the Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company. In addition, the Holders will have the right to participate in registrations by the Company of its Common Stock (an "Incidental Registration") subject, however, to certain rights in favor of the Company to reduce, or eliminate entirely, the number of shares of Common Stock the Holders may have registered in an Incidental Registration. The Company will pay all out-of-pocket expenses incurred in connection with a Demand Registration or an Incidental Registration, except for underwriting discounts, commissions and related expenses attributable to the shares of Common Stock sold by such Holders.

         TAX SHARING AGREEMENT. The Company, for federal income tax purposes, is included in the affiliated group of which Mafco Holdings is the common parent, and the Company's federal taxable income and loss is included in such group's consolidated tax return filed by Mafco Holdings. The Company also may be included in certain state and local tax returns of Mafco Holdings or its subsidiaries. As of February 1, 1999, the Company and certain of its subsidiaries and Mafco Holdings entered into a tax sharing agreement (the "Tax Sharing Agreement"), pursuant to which Mafco Holdings has agreed to indemnify the Company against federal, state or local income tax liabilities of the consolidated or combined group of which Mafco Holdings (or a subsidiary of Mafco Holdings other than the Company or its subsidiaries) is the common parent for taxable periods beginning on or after February 1, 1999 during which the Company or a subsidiary of the Company is a member of such group. Pursuant to the Tax Sharing Agreement, for all taxable periods beginning on or after February 1, 1999, the Company will pay to Mafco Holdings amounts equal to the taxes that the Company would otherwise have to pay if it were to file separate federal, state or local income tax returns (including any amounts determined to be due as a result of a redetermination arising from an audit or otherwise of the consolidated or combined tax liability relating to any such period which is attributable to the Company), except that the Company will not be entitled to carry back any losses to taxable periods ending prior to February 1, 1999. Since the payments to be made under the Tax Sharing Agreement will be determined by the amount of taxes that the Company would otherwise have to pay if it were to file separate federal, state and local income tax returns, the Tax Sharing Agreement will benefit Mafco Holdings to the extent Mafco Holdings can offset the taxable income generated by the Company against losses and tax credits generated by Mafco Holdings and its other subsidiaries.

         EXECUTIVE OFFICER LOANS. In December 1997 and April 1998, in order to facilitate the payment of taxes related to the exercise of options issued pursuant to the then-applicable stock option plan, the Company made advances to certain officers and key employees. Notes were issued by Messrs. Scott, Farrand and Marcketta in the amounts of $2,152,503, $3,698,800 and $924,700, respectively, in December 1997 and $400,000, $1,450,000 and $426,093,
respectively, in April 1998. The notes were recourse obligations and matured on the earlier of December 24, 2000 or the date of consummation of the Merger pursuant to the Recapitalization Agreement. Interest on the notes was compounded semiannually at the applicable federal rate in effect on the date the notes were issued. Such notes were repaid in full immediately following the Merger pursuant to the Recapitalization Agreement.

         Mr. Farrand, an executive officer of the Company, was the obligor in respect of a demand promissory note issued to the Company in January 1987. The principal amount of and accrued interest on this note were $539,949 and $55,132, respectively, as of June 4, 1998. The note accrued interest at a rate of 7.04% per annum, and, as of June 4, 1998, no payments of principal had been made. This note originally was issued in connection with Mr. Farrand's purchase of a residence and was secured by a portion of Mr. Farrand's Common Stock and options therefor. It was repaid in full immediately following the Merger pursuant to the Recapitalization Agreement.


                             ADDITIONAL INFORMATION

         The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Panavision Inc., 6219 De Soto Avenue, Woodland Hills, California 91367. Each such request must set forth a good faith representation that, as of the Record Date, March 29, 1999, the person making the request was a beneficial owner of Common Stock entitled to vote.

         In order to ensure timely delivery of such documents prior to the Annual Meeting, any request should be received by the Company promptly.


                              STOCKHOLDER PROPOSALS

         Under the rules and regulations of the SEC as currently in effect, any holder of at least $1,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in the Company's proxy material for use in connection with the Annual Meeting of stockholders to be held in 2000 must transmit that proposal (along with his name, address, the number of shares of Common Stock that he holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the next annual meeting must be received by the Secretary, Panavision Inc., 6219 De Soto Avenue, Woodland Hills, California 91367, not later than
November 30, 1999.


                                 OTHER BUSINESS

         The Company knows of no other matters which may come before the annual meeting. However, if any such matters properly come before the meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

March 31, 1999


                                             BY ORDER OF THE BOARD OF DIRECTORS



                                                    PANAVISION INC.

                                                                        ANNEX A

                                 PANAVISION INC.
                             1999 STOCK OPTION PLAN


1        PURPOSE

         This Panavision Inc. 1999 Stock Option Plan (the "Plan") is intended to encourage stock ownership by employees, directors and consultants of Panavision Inc. (the "Company") and Affiliate Corporations (as defined in Section 2(a)), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, directors and consultants to remain in the employ or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted pursuant to Section 6 of the Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and options granted pursuant to Section 7 of the Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). Stock appreciation rights ("Rights") related to stock options granted under the Plan ("Options"), and Rights that are not related to Options, may be granted under the Plan, as hereinafter set forth.

2        DEFINITIONS

         As used in the Plan, the following words and phrases shall have the meanings indicated:

         (a) "Affiliate Corporation" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company.

         (b) "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

         (c) "Fair Market Value" per share as of a particular date shall mean
(i) the closing price per share of Common Stock (as defined in Section 5) on a national securities exchange or on the NASDAQ stock market for the last pre-ceding date on which there was a sale of Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on any other over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of Common Stock in such market or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

         (d) "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (e) "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of such corporations (other than the last corporation in an unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (f) "Ten Percent Stockholder" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary Corporations.

3        ADMINISTRATION

         Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan shall be administered by a committee appointed by the Board ("Compensation Committee"), which shall consist of two or more members of the Board who are "outside directors" within the meaning of section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties hereunder, including the grant of Options and Rights. The full Board shall also have the authority, in its discretion, to grant Options and Rights under the Plan and to administer the Plan. For all purposes under the Plan, any entity which performs the duties described herein, shall be referred to as the "Committee."

         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and Rights; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options, if any, shall be accompanied by Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements and Award Agreements (which need not be identical) entered into in connection with Options and Rights granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

         No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Right granted hereunder.

4        ELIGIBILITY

         Options or Rights, or both, may be granted to key employees (including, without limitation, officers) and directors (whether or not such directors are employees) of, or consultants to, the Company or its present or future Affiliate Corporations, except that Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Options and Rights shall be granted and the number of shares to be covered by each Option and any Rights, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option or a Right has been granted hereunder is sometimes referred to herein as an "Optionee."

5        STOCK

         The stock subject to Options and Rights hereunder shall be shares of the Company's common stock, par value $0.01 per share ("Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock with respect to which Options and Rights may be granted from time to time under the Stock Plan shall not exceed 1,500,000. No person may be granted Options or Rights under the Plan during any calendar year with respect to more than 250,000 shares of Common Stock. The limitations established by the preceding two sentences shall be subject to adjustment as provided in Section 8(h).

6        INCENTIVE STOCK OPTIONS

         Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 8.

         (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under the Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

         (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and
(ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7        NONQUALIFIED STOCK OPTIONS

         Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8.

8        TERMS AND CONDITIONS OF OPTIONS

         Each Option granted pursuant to the Plan shall be evidenced by a written stock option agreement ("Option Agreement") between the Company and the Optionee, which shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

         (b) Option Price. Each Option Agreement shall state the Option Price per share of Common Stock, which, in the case of Incentive Stock Options, shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 8(h).

         (c) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock having a Fair Market Value equal to the Option Price or in a combination of cash and such shares, and may be effected in whole or in part with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of security, if any, and repayment shall be permitted by and be in compliance with applicable law.

         (d) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten
(10) years from the date of grant of such Incentive Stock Option. The exercise period shall be subject to earlier termination as provided in Section 8(e) and 8(f). An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Company; provided, however, that an Option may not be exercised at any time as to fewer than 100 shares (or such number as to which the Option is then exercisable if such number of shares is less than 100).

         (e) Termination of Employment or Service. Except as provided in this
Section 8(e) and in Section 8(f), an Option may not be exercised unless the Optionee is then in the employ of, or a director of, or a consultant to (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies or a Parent Corporation or Subsidiary Corporation of the corporation described in clauses (1), (2) or (3) above in this Section 8(e) (any such corporation, an "Employer") and unless the Optionee has remained continuously employed or in service with an Employer since the date of grant of the Option. Unless otherwise determined by the Committee, in the event that the employment or service of an Optionee shall terminate other than by reason of death or Disability (and regardless of whether the Optionee is entitled to any contractual or severance payments with respect to such termination), then all Options of such Optionee that are not exercisable as of the date of such termination shall terminate as of the date of termination and all exercisable Options shall (unless earlier terminated in accordance with their terms) remain exercisable for a period of three months immediately following the date of termination and shall terminate thereafter. Nothing in the Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ of, or as a director of, or a consultant to an Employer or interfere in any way with the right of an Employer to terminate such employment or service at any time.

         (f) Death or Disability of Optionee. Unless otherwise determined by the Committee, if an Optionee shall die while employed by, or a director of, or a consultant to an Employer, or if the Optionee's employment or service shall terminate by reason of Disability, then all Options of such Optionee that are not exercisable as of the date of such death or termination by reason of Disability shall terminate as of the date of such death or termination by reason of Disability and all Options that are exercisable as of such date shall (unless earlier terminated in accordance with their terms) remain exercisable for a period of one year immediately following the date of such death or termination by reason of Disability and shall terminate thereafter.

         (g) Nontransferability of Options. Unless otherwise determined by the Committee, the Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or by the guardian or legal representative of the Optionee. Without limiting the generality of the foregoing, the Committee may, in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Option other than any Incentive Stock Option by an Optionee to a member of such Optionee's Immediate Family (as defined below) or to the Optionee's Affiliates (as defined below). In such case, the Option shall be exercisable only by such transferee. "Immediate Family" refers to children, grandchildren, and spouse of the Optionee or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. "Affiliate" refers to any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Optionee.

         (h)  Effect of Certain Changes.

                  (1) In the event that the Committee shall determine that any dividend or other distribution (whether in the form or cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the

         Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares or Common Stock or other property (including cash) that may thereafter be issued in connection with Options and Rights, (ii) the number and kind of shares of Common Stock or other property (including cash) issued or issuable in respect of outstanding Options and Rights,
         (iii) the exercise price of Options or the applicable market value of Rights; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code and (iv) the aggregate and individual limitations applicable to Options and Rights; provided, however, that, in all cases, any fractional shares resulting from adjustment shall be eliminated.

                  (2) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                  (3) The foregoing adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive.

         (i) Rights as a Stockholder. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(h).

         (j) Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Option and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option's qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

9        STOCK APPRECIATION RIGHTS

         (a) Grant and Exercise. Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

         A Related Right or applicable portion thereof granted with respect to any Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise determined by the Committee, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right immediately prior to such termination or exercise.

         A Related Right may be exercised in accordance with paragraph (b) of this Section 9, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 9. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

         (b) Terms and Conditions. Rights shall be subject to such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee, including the following:

                  (1) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which the Related Rights relate shall be exercisable in accordance with the provisions of Sections 6, 7 and 8 and this Section 9 of the Plan.

                  (2) Upon the exercise of a Related Right, an Optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option Price per share specified in the related Option multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (3) Unless otherwise determined by the Committee, Related Rights shall be transferable only when and to the extent (and subject to the same restrictions) that the underlying Option would be transferable under Section 8(g) of the Plan.

                  (4) Upon an exercise of a Related Right, the Option or part thereof to which the Related Right relates shall terminate but the number of shares available for issuance set forth in Section 5 of the Plan shall be reduced only by the number of shares actually issued upon the exercise of such Related Right.

                  (5) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

                  (6) Each Free Standing Right granted pursuant to the Plan shall be evidenced by a written award agreement ("Award Agreement") between the Company and the recipient. Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant thereof.

                  (7) The term of each Free Standing Right shall be fixed by the Committee.

                  (8) Upon the exercise of a Free Standing Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Award Agreement multiplied by the number of shares in respect of which such Right is being exercised, with the Committee having the right to determine the form of payment.

                  (9) Unless otherwise determined by the Committee, Free Standing Rights shall not be transferable otherwise than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the recipient, only by the recipient or by the guardian or legal representative of the recipient.

                  (10) In the event of the termination of employment or service of a recipient of a Free Standing Right or the death, disability or retirement of such recipient of a Free Standing Right, such Free Standing Right shall be exercisable to the same extent that an Option would have been exercisable in accordance with the provisions of Sections 8(e) and (f), in the event of the termination of employment or service or the death, disability or retirement of the Optionee.

10       AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES

         If the Committee shall so require as a condition of exercise, each Optionee shall agree that

                  (a) no later than the date of exercise of any Option or Right granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or Right; and

                  (b) the Company shall have the right, to the extent permitted or required by law, to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option or Right.

11       TERM OF PLAN

         Options and Rights may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

12       AMENDMENT AND TERMINATION OF THE PLAN

         The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 8, no suspension, termination, modification or amendment of the Plan may adversely affect any Option or Right previously granted, unless the written consent of the Optionee is obtained.

13       EFFECTIVENESS; APPROVAL OF STOCKHOLDERS

         The Plan shall take effect upon its adoption by the Board or the Compensation Committee, but its effectiveness and the exercise of any Options or Rights shall be subject to the approval of the stockholders of the Company, which approval must occur within twelve (12) months after the date the Plan is adopted by the Board.

14       EFFECT OF HEADINGS

         The section and subsection headings contained herein are for convenience only and shall not affect the construction of the Plan.

15       COMPLIANCE WITH CERTAIN LAWS

         This Plan is intended to comply with the requirements of Section 162(m) of the Code and shall be interpreted accordingly.

                                                                        ANNEX B

                                 PANAVISION INC.
                 Executive Incentive Compensation Plan 1999-2001

   Amended and Restated October 24, 1996, June 15, 1998, and January 27, 1999
--------------------------------------------------------------------------------


1.         PURPOSE
           -------

The purpose of the Panavision Executive Incentive Compensation Plan (the "Plan") is to attract, retain and compensate key employees of Panavision Inc. (the "Company") and its incorporated and unincorporated subsidiaries, including Panavision International, L.P., who contribute materially to the management, growth and success of the business of Panavision by their ability, creativity, and diligence. The Plan has been approved by the Board of Directors but its effectiveness is conditioned upon its approval by the shareholders of Company.

2.        ELIGIBILITY TO PARTICIPATE IN THE PLAN
          --------------------------------------

          1. Participants eligible to be included in the Plan will be those employees of Panavision whose duties and responsibilities permit the individual to make a significant contribution to profits and the future growth, development and financial success of the Company.

          2. Participants to be included in the Plan will be the Chief Executive Officer of Panavision Inc. (the "Chief Executive Officer") and other key employees selected by the Compensation Committee.

3.        DETERMINATION OF AMOUNT AVAILABLE FOR INCENTIVE COMPENSATION
          ------------------------------------------------------------

          1. No incentive amount will be available and no awards will be paid to Participants under the Plan for any year in which the EBDIT targets set forth in Appendix A are not achieved.

                  At the end of each year, EBDIT targets will be established for the following year as recommended by the CEO and established by the Compensation Committee.

          2. The determination of the incentive compensation amount available each year will be based on comparative measurement against required levels of performance as follows:

                   1. EBDIT will be the basis of determining the level of performance. Actual EBDIT for each year will be measured against the standards set forth in Appendix A attached hereto.

                   2. At the beginning of each year, incentive groups will be established, as set forth in Appendix B attached hereto, and Participants will be assigned to such groups based upon the level of responsibility of their respective positions, as determined by the Compensation Committee for all executive officers of the Company and by the Chief Executive Officer for all other Participants.

                   3. The method of determination of the incentive compensation amount available for the year will be:

                            (1) Determine the actual level of performance for the year under the predetermined standards as set forth in (1) above.

                            (2) Participant awards will be calculated according to their group as described in Appendices D, E, F, G, and H.

          3. Annual determination of the incentive compensation amount will be made following completion of the annual audit of the Company by its independent auditors and, with respect to the Participants who are executive officers, following the certification by the Compensation Committee of the attainment of the applicable performance goals.

          4. With respect to any one year, the total amount to be distributed to the Participants may not exceed 10% of the Company's EBDIT, as defined, for such year, before providing for said amount.

          5. With respect to any one year, the amount to be distributed to any one Participant may not exceed $2,500,000.

4.        ALLOCATION OF INCENTIVE AMOUNTS TO PARTICIPANTS
          -----------------------------------------------

          A. The procedure for determining the actual incentive awards payable to Participants out of the total amount available for the year in question will be as follows:

                  1. For the Chief Executive Officer and all other executive officers of the Company, the amount to be awarded will be determined by the Compensation Committee in accordance with the Appendixes hereto.

                  2. For the employees other than the Chief Executive Officer and all other executive officers of the Company, the amount to be awarded to the individual Participants will be determined by the Chief Executive Officer in his sole discretion, after approval by the Company.

                  3. Any undistributed portion of the total amount available for incentive compensation will be retained by the Company and not carried over to future years.

5.        PAYMENT OF INCENTIVE AWARDS
          ---------------------------

          1. The incentive compensation awarded to each Participant in accordance with Section IV above, with respect to any year, will be paid on or before the first day of the fourth month following the end of each calendar year, provided that the Participant is an employee on the date of payment.

6.        GENERAL CONDITIONS
          ------------------

          1. The Compensation Committee may amend, suspend or terminate the Plan at any time; provided, however, that no amendment, suspension or termination will apply to the payment to any Participant of an award made prior to the effective date of such amendment, suspension or termination.

          2. Should a Participant cease to be in Panavision's service by reason of death, disability, termination, resignation, or any other reason whatsoever, neither he nor his personal representative, heirs, executors, administrators or assign shall be entitled to any distribution of such incentive compensation for the year of such cession except insofar and to such extent, if any, as the Compensation Committee, after consulting with the Chief Executive Officer, shall determine to be appropriate.

          3. The decision of the Compensation Committee on any questions concerning the interpretation or administration of this Plan or on the employees participating or entitled to participate in the Plan, or in any payment made pursuant thereto, will be final and conclusive.

7.        DEFINITIONS
          -----------

                  For the purpose of this Plan, the following terms have the following meanings:

                   1. "Base Salary" means the actual base salary paid each Participant of the Plan during the calendar year. If an individual is a Participant in the Plan for a portion of the year, only his actual base salary for such period of participation will be included.

                   2. "Company" means Panavision Inc., a Delaware corporation.

                   3. "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company which shall, at all times, satisfy the requirements of Section 162(m) of the Internal Revenue Code f 1986, as amended.

                   4. "EBDIT" (EBDIT Targets per Appendix A) means the Company's net income before taxes on income, determined in accordance with generally accepted accounting principles, and before taking into account interest expense, payments or accruals under this Plan, amortization and depreciation charges, unrealized foreign exchange translation gains or losses, and excluding those extraordinary and nonrecurring items of income and expense, if any, the exclusion of which is approved by the Company.

                   5. "Panavision" means Panavision Inc. together with its incorporated and unincorporated subsidiaries, including Panavision International, L.P.

                   6. "Participant" means a key employee of Panavision who has been selected in accordance with paragraph B of
                           Section II of the Plan.

                   7. "Plan" means the Executive Incentive Compensation Plan herein established for the employees of Panavision.

                                 PANAVISION INC.
              PROXY - ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder hereby appoints Glenn P. Dickes, Joseph P. Page and Barry F. Schwartz, and each of them as proxies for the undersigned each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of the common stock of Panavision Inc. (the "Company") held of record by the undersigned on March 29, 1999 at the annual meeting of stockholders to be held on May 27, 1999 and at any adjournment or postponement thereof.

         The undersigned stockholder hereby revokes any proxy heretofore given to vote at said meeting and any adjournment thereof. Receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement accompanying said Notice, and the Annual Report to Stockholders for the fiscal year ended December 31, 1998 hereby is acknowledged.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED AS DIRECTORS BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 DESCRIBED ON THE REVERSE SIDE OF THIS PROXY.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSALS 2, 3 AND 4


Please mark
your votes as            [X]
indicated in
this example




1. ELECTION OF DIRECTORS

 FOR all nominees                       WITHHOLD
   listed below                         AUTHORITY
(except as marked               to vote for all nominees
  to the contrary)                    listed below


      [    ]                              [    ]


Instruction: To withhold authority to vote for any individual nominee, strike a line through the name(s) of the nominee(s) in the list below.

Ronald O. Perelman, John S. Farrand, Howard Gittis, James R. Maher, Joseph P. Page, Martin D. Payson, William C. Scott, Kenneth Ziffren

                                                         FOR   AGAINST  ABSTAIN

2. Proposal to ratify the selection of Ernst & Young
   LLP as the Company's independent auditors for 1999.   [  ]    [  ]     [  ]

3. Proposal to approve the adoption of the Company's
   1999 Stock Option Plan.                               [  ]    [  ]     [  ]

4. Proposal to approve the adoption of the Company's
   Executive Incentive Compensation Plan.                [  ]    [  ]     [  ]

5. In their discretion, the proxies are authorized to
   vote upon such other business as may properly come
   before the meeting or any adjournment thereof.        [  ]    [  ]     [  ]


                                           I plan to attend the meeting   [  ]


Please sign exactly as the name or names appear on the proxy. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in partnership name by authorized person.



Signature                              Signature
          ----------------------------           -------------------------------

Dated                    , 1999
     --------------------

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK INSIDE THE BOXES TO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE